Exhibit 10.4

Execution Copy

LIMITED GUARANTY

THIS LIMITED GUARANTY, dated as of March 29, 2019 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, “Limited Guaranty”), is made by Nicholas Financial, Inc., a Florida corporation (the “Guarantor”) in favor of Ares Agent Services, L.P. (“Ares”), as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties.

RECITALS

A. Pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated and/or otherwise modified from time to time, the “Credit Agreement”) among NF Funding I, LLC (the “Borrower”), the lenders from time to time party thereto, and Ares Agent Services, L.P, as administrative agent and collateral agent, the Lenders have agreed to make loans to the Borrower secured by certain Receivables and other related assets upon the terms and subject to the conditions set forth therein.

B. The Guarantor is the sole owner of the Borrower and will derive substantial benefit from the Lenders making loans available to the Borrower under the Credit Agreement.

C. To induce the Lenders to enter into the Credit Agreement, the Guarantor agreed to guarantee certain obligations of the Borrower as further described herein.

D. It is a condition precedent to the obligation of the Lenders to make the loans under the Credit Agreement that the Guarantor shall have executed and delivered this Limited Guaranty to the Lenders.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

“Guaranteed Obligations” shall have the meaning set forth in Section 2(a) hereof.

“Recourse Limit” means, as of any date of determination, an amount equal to the product of (x) 10.00% and (y) the highest aggregate principal amount of all Loans outstanding at any time from and after the Closing Date (regardless of whether the Revolving Loan Commitments have expired or have been terminated).

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Limited Guaranty shall refer to this Limited Guaranty as a whole and not to any particular provision of this Limited Guaranty, and section and paragraph references are to this Limited Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Limited Guaranty.

(a) The Guarantor hereby, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the punctual performance and payment when due of all Obligations, whether such obligations constitute principal, interest, expenses or any other obligation (collectively, the “Guaranteed Obligations”). The maximum aggregate liability of the Guarantor hereunder shall not exceed the Recourse Limit, and the Collateral Agent acknowledges and agrees that Guarantor shall in no event be required to pay more than the Recourse Limit under or in respect of the Guaranteed Obligations. All payments under this Limited Guaranty shall be made within three (3) Business Days after demand therefor by the Collateral Agent.

(b) Notwithstanding the foregoing, Guarantor further agrees to pay interest to the Collateral Agent on all unpaid amounts payable by Guarantor pursuant to Section 2(a) at a rate equal to the rate applicable to the Loans upon the occurrence and continuation of an Event of Default under Section 2.5 of Credit Agreement, and any and all losses, damages, costs, expenses, liabilities, claims or other obligations incurred by the Collateral Agent (including, without limitation, all reasonable fees, expenses and disbursements of counsel) in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations from Guarantor and/or enforcing any rights with respect to, or collecting against, Guarantor under this Limited Guaranty, including those paid or incurred in connection with post-judgment collection efforts or in any proceeding under any insolvency event. Interest shall accrue daily on all amounts from the date such amounts are due until paid. Interest shall be computed on the basis of a 360-day year, in such case for the actual number of days elapsed in the relevant period.

(c) No payment or payments made by the Borrower or any other Person or received or collected by the Collateral Agent from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder. Guarantor shall remain liable under this Limited Guaranty until the date on, and as of, which (i) all Revolving Loans have been repaid in full in cash, (ii) all other Obligations (other than Unasserted Obligations) under this Agreement and the other Loan Documents have been paid in full in cash or otherwise completely discharged, and (iii) the Scheduled Termination Date shall have occurred, notwithstanding, in each case, that from time to time prior thereto the Borrower or any other Person may be free from any Guaranteed Obligations and notwithstanding any payment or payments referred to in the foregoing sentence.

3. Representations and Warranties of Guarantor. The Guarantor hereby represents and warrants that:

(a) Organization and Good Standing. The Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Florida and has full power and authority to execute, deliver and perform its obligations under this Limited Guaranty.

(b) Due Authorization. The execution, delivery and performance of this Limited Guaranty and any other document or instrument delivered pursuant hereto or in connection herewith (such documents, the “Guaranty Documents”), and the consummation of the transactions provided for in this Limited Guaranty or the Guaranty Documents have been duly authorized by the Guarantor by all necessary corporate or other appropriate action on the part of the Guarantor.

(c) Binding Obligation. This Limited Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, and is in full force and effect, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(d) No Conflict. The execution and delivery of this Limited Guaranty and the Guaranty Documents by Guarantor, the performance of the transactions contemplated by this Limited Guaranty and the Guaranty Documents, and the fulfillment of the terms of this Limited Guaranty and the Guaranty Documents shall not (i) conflict with or violate any of the Organizational Documents or material Contractual Obligation of the Guarantor, or (ii) conflict with violate any order, judgment or decree of Governmental Authority binding on the Guarantor, or (iii) require any approval of the members of the Guarantor or any approval or consent of any Person under any material Contractual Obligation of the Guarantor, except for such approvals or consents which shall be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent, (iv) conflict with or violate any provision of any law or any governmental rule or regulation applicable to the Guarantor, or (v) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Guarantor (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties).

(e) All Consents. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any Governmental Authority or any other Person required to be obtained, effected or given by the Guarantor in connection with the execution and delivery of this Limited Guaranty and the performance of the transactions contemplated by this Limited Guaranty by the Guarantor, have been duly obtained, effected or given and are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to the Guarantor.

(f) No Legal Proceeding. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of Guarantor, threatened against Guarantor or any properties of Guarantor or with respect to this Limited Guaranty, which, if adversely determined, could reasonably be expected to have a material adverse effect on the business, assets or financial condition of Guarantor or which would draw into question the validity of this Limited Guaranty. No injunction, writ, restraining order or other order of any nature materially and adversely affects Guarantor’s performance of its obligations under this Limited Guaranty.

(g) Taxes. Guarantor has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person (other than pursuant to a tax sharing arrangement with any of its Affiliates under which the sharing of tax obligations is appropriate and reflects economic realities) and has paid or made adequate provisions for the payment of all material taxes, assessments and other governmental charges due from the Guarantor except for those taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books except to the extent that failure to file such returns or pay such taxes, assessments or other governmental charges could not reasonably be expected to have a Material Adverse Effect with respect to the Guarantor or the Borrower. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any material taxes, fees and other governmental charges payable by Guarantor in connection with the execution and delivery of this Limited Guaranty and the transactions contemplated hereby or under the Loan Documents have been paid or shall have been paid if and when due.

(h) Solvency. Guarantor is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; Guarantor is paying its debts as they become due; and Guarantor, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business. Guarantor does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Guarantor or any of its assets. The Guarantor is not subject to any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law.

(i) Material Adverse Effect. Since March 31, 2018, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect on the Limited Guarantor.

(j) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Guarantor or any of its officers furnished to the Collateral Agent hereunder and during the Lenders’ or the Agents’ diligence of Guarantor are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

(k) Financial Condition of Borrower. Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor has read and understands the terms and conditions of the Credit Agreement and each other Loan Document. The Guarantor hereby covenants that it will continue to keep itself informed of the Borrower’s financial conditions, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

(l) Credit Agreement. Guarantor has received and reviewed copies of the Credit Agreement.

4. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by the Collateral Agent or any of its Affiliates, Guarantor shall not be entitled to be subrogated to any of the rights of such party against the Borrower or any collateral security or guarantee or right of offset held by the Collateral Agent for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by Guarantor hereunder, until all amounts owing by the Borrower on account of the Guaranteed Obligations are paid and satisfied in full and the Credit Agreement is terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid and satisfied in full, such amount shall be held by Guarantor in trust for the Collateral Agent, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Collateral Agent in the exact form received by Guarantor (duly indorsed by Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

5. Amendments, Etc. with Respect to the Guaranteed Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent may be rescinded by the Collateral Agent and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by the Collateral Agent pursuant to the terms of the Credit Agreement, and the Credit Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on the Borrower, and any failure by the Collateral Agent to make any such demand or to collect any payments from the Borrower or any release of the Borrower shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Waiver of Rights. Except as otherwise expressly provided herein, Guarantor waives any and all notice of any kind including, without limitation, notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, and notice of or proof of reliance upon this Limited Guaranty by the Collateral Agent or any Lender or acceptance of this Limited Guaranty by the Collateral Agent. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Limited Guaranty, and all dealings between the Borrower and Guarantor, on the one hand, and each Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Limited

Guaranty. In addition, to the extent permitted by applicable law, Guarantor hereby waives (a) any requirement that the Collateral Agent exhaust any right, power or remedy or proceed against the Borrower, (b) all rights or claims of right to cause a marshalling of assets or to cause Collateral Agent or any Lender to proceed against any of the Collateral before proceeding under this Limited Guaranty, or any other Loan Document to which Guarantor is a party, against Guarantor or any other guarantor or indemnitor under the Loan or Guaranteed Obligations; (c) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Limited Guaranty); (d) the benefits of any statutes of limitation or repose; (e) any requirement of diligence or promptness on any Agent’s or any Lender’s part in the enforcement of its rights under the provisions of this Limited Guaranty and any other Loan Document; and (f) any defense based upon an election of remedies by any Agent or any Lender, including any election to proceed by judicial or non-judicial foreclosure of any Collateral.

7. Guaranty Absolute and Unconditional. Guarantor understands and agrees that this Limited Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance of the Guaranteed Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Collateral Agent first attempt to collect any of the Guaranteed Obligations from the Borrower, without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations therefor or guarantee or right of offset with respect thereto at any time or from time to time held by a Lender, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, Guarantor or Performance Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Guarantor from this Limited Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, the Collateral Agent may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against the Borrower or any other Person or any right of offset with respect thereto, and any failure by the Collateral Agent to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to exercise any such right of offset, or any release of the Borrower or any such other Person or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of the Collateral Agent against Guarantor. This Limited Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent, for the benefit of the Secured Parties, until all the Guaranteed Obligations of Guarantor under this Limited Guaranty shall have been satisfied by performance and payment in full and the Credit Agreement shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement, the Borrower, Seller and/or Servicer may be free from any Guaranteed Obligations. This Limited Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations existing after any attempted revocation by Guarantor.

8. Reinstatement. This Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent, without deduction, abatement, recoupment, reduction, set-off or counterclaim, in U.S. Dollars. All proceeds received by the Collateral Agent hereunder shall be applied in full or in part by the Collateral Agent against the Guaranteed Obligations in accordance with Section 2.11 of the Credit Agreement.

10. Non Petition. Guarantor hereby agrees that it will not institute against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy law, including the Bankruptcy Code, or an non-US equivalent so long as any Obligation shall be outstanding under the Credit Agreement or there shall not have elapsed one year plus one day since the last day on which any such Obligations of the Borrower under the Credit Agreement shall have been reduced to zero. The agreements in this Section 10 shall survive termination of this Agreement.

11. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered in the manner specified in the Credit Agreement to such Person’s address as set forth on Appendix A hereto. All notices and demands prepared and sent in accordance with the requirements of Section 9.1 of the Credit Agreement shall be deemed to have been received at the times specified in such Section 9.1 of the Credit Agreement. Notwithstanding any provision to the contrary contained in this Guaranty, all notices, communications and consents which are required, by the terms of this Guaranty, to be delivered to the Agent shall be required to be delivered in writing.

12. Entire Agreement; Severability. This Limited Guaranty shall supersede any existing agreements between the parties containing general terms and conditions for a limited guaranty of the loans and advances under the Loan Documents, other than the Conditional Guaranty. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

13. Integration. This Limited Guaranty and the other Loan Documents to which Guarantor is a party represent the agreement of Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Agent or any other Person relative to the subject matter hereof or thereof not reflected herein or therein.

14. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Limited Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and the Collateral Agent, provided that any provision of this Limited Guaranty may be waived with the written consent of the Collateral Agent.

(b) The Agent shall not be deemed by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power, remedy or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right, power, privilege or remedy hereunder on any one occasion shall not be construed as a bar to any right, power, privilege or remedy which the Collateral Agent would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15. Section Headings. The headings in this Limited Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

16. Miscellaneous.

(a) Assignment. This Limited Guaranty shall be binding upon the successors and permitted assigns of Guarantor and shall inure to the benefit of the Collateral Agent, each Lender and their respective successors and assigns. This Limited Guaranty may not be assigned or delegated by Guarantor without the express written consent of the Collateral Agent in its sole discretion and any attempt to assign or transfer this Limited Guaranty without such consent shall be null and void and of no effect whatsoever.

(b) Costs and Expenses. Guarantor shall pay, or reimburse, the Collateral Agent for reasonable and out-of-pocket expenses (including court costs and reasonable and documented attorneys’ fees) paid or incurred by the Collateral Agent in enforcing this Limited Guaranty.

(c) Counterparts, Electronic Signature. This Limited Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Delivery of an executed signature page to this Limited Guaranty by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Limited Guaranty.

17. Reserved.

18. Applicable Law; Consent to Jurisdiction.

(a) Applicable Law. THIS LIMITED GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

(b) Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING HERETO, OR ANY OF THE GUARANTEED OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS LIMITED GUARANTY, EACH OF THE PARTIES, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MADE TO ANY PROCESS AGENT OF THE GUARANTOR IDENTIFIED IN THE SECURITY AGREEMENT, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE GUARANTOR, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GUARANTOR, IN THE COURTS OF ANY OTHER JURISDICTION.

(c) Service of Process. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE GUARANTOR, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE

(d) Waivers of Jury Trial. EACH OF THE GUARANTOR AND THE COLLATERAL AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE GUARANTOR/BENEFICIARY RELATIONSHIP BEING ESTABLISHED HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE GUARANTOR AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS LIMITED GUARANTY, AND THAT IT SHALL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE GUARANTOR AND THE COLLATERAL AGENT FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS LIMITED GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Limited Guaranty as of the day and year first above written.

NICHOLAS FINANCIAL, INC.,
a Florida corporation, as Guarantor

By:	/s/ Doug Marohn
Name:	Doug Marohn
Title:	President & CEO

Address:	Nicholas Financial, Inc.
2454 N. McMullen Booth Road
Clearwater, FL 33759

ACKNOWLEDGED AND AGREED TO:

ARES AGENT SERVICES, L.P., a Delaware limited partnership, as Collateral Agent

By: Ares Agent Services GP LLC, its General Partner

By:	/s/ Jeffrey W. Kramer
Name:	Jeffrey W. Kramer
Its:	Authorized Signatory

[Signature Page to Limited Guaranty]